      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 7, 2001


                                            REGISTRATION STATEMENT NO. 333-40056

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                       POST-EFFECTIVE AMENDMENT NO. 2 TO

                                    FORM S-3

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                            ------------------------

                           BREAKAWAY SOLUTIONS, INC.

             (Exact name of registrant as specified in its charter)
                            ------------------------


           DELAWARE                 04-3285165
 (State or other jurisdiction    (I.R.S. Employer
of incorporation organization)  Identification No.)



                         3 CLOCK TOWER PLACE, 4TH FLOOR
                          MAYNARD, MASSACHUSETTS 01754
                                 (978) 461-7800


    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------


                                 WILLIAM LOFTUS
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                           BREAKAWAY SOLUTIONS, INC.
                         3 CLOCK TOWER PLACE, 4TH FLOOR
                          MAYNARD, MASSACHUSETTS 01754
                                 (978) 461-7800


 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                    COPY TO:

                          Thomas L. Barrette Jr., Esq.
                               HALE AND DORR LLP
                                60 State Street
                          Boston, Massachusetts 02109
                                 (617) 526-6000

          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC:
                                NOT APPLICABLE.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registrations statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

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
                                EXPLANATORY NOTE

                            ------------------------


    On June 23, 2000, Breakaway Solutions, Inc. ("Breakaway") filed a Registration Statement on Form S-1 (File No. 333-40056) registering shares (the "Shares") of Breakaway common stock, par value $0.000125 per share (the "Common Stock"), in connection with Breakaway's obligations under a Registration Rights Agreement, dated as of May 26, 2000 (the "Registration Rights Agreement"), by and among Breakaway and The Putnam OTC and Emerging Growth Fund, Putnam Funds Trust-Putnam New Century Growth Fund, Putnam Voyager Fund II, and Putnam Investment Funds-Putnam Worldwide Equity Fund (collectively, the "Investors"). On November 11, 2000, Breakaway filed Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-40056) for the purpose of, among other things, converting such registration statement into a Registration Statement on Form S-3.



    Breakaway registered an aggregate of 2,300,044 shares of Common Stock under the Registration Statement on Form S-3, pursuant to which an aggregate of 1,550,000 shares of Common Stock were sold thereunder.



    Breakaway has been notified that the Investors have sold the Shares and therefore the offering has terminated and Breakaway no longer has an obligation to maintain the effectiveness of the registration statement. Accordingly, this Post-Effective Amendment No. 2 is being filed for the purpose of deregistering all remaining unsold shares of Common Stock previously registered pursuant to the Registration Statement on Form S-3.

                                   SIGNATURE


    Pursuant to Rule 478 promulgated under the Securities Act of 1933, as amended, the Registrant duly caused this Post-Effective Amendment No. 2 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Boston, Commonwealth of Massachusetts, on the 7th day of May, 2001.


                                          BREAKAWAY SOLUTIONS, INC.

                                          By:  /s/ KEVIN COMERFORD
                                          Name: Kevin Comerford


                                          Title:CHIEF FINANCIAL OFFICER, VICE
                                          PRESIDENT,
                                              ADMINISTRATION AND SECURITIES